AGREEMENT


1.   Identification and Parties.
     --------------------------

     This Agreement ("Agreement") is entered into by and between HOTEL RESTAURANT PROPERTIES, INC., a California corporation ("Owner"), and GRILL CONCEPTS, INC., a Delaware corporation ("Manager"), as of this 27th day of August 1998.

2.   Recitals.
     ---------

     2.1. Owner is a newly-formed company whose shareholders are Keith Wolff and Adam Keller. Wolff and Keller have substantial experience in the operation of hotels and have formed Owner for the purpose of obtaining locations in hotels in which a Grill or Daily Grill can be located as a restaurant. Owner may also obtain non-hotel Grill and Daily Grill locations from time to time subject to Manager's prior approval. Owner is knowledgeable about the unique requirements for the operation of the food service in a hotel and a restaurant in a hotel.

     2.2. Manager owns and operates, among other restaurants, the Grill ("Grill") and Daily Grill ("Daily Grill") restaurant chains and has substantial experience in the management and operation of such restaurants.

     2.3. Manager owns the uniform restaurant operating system necessary for the establishment and operation of the Grill and Daily Grill restaurants with distinctive features, equipment, equipment design, menus, food formulas, inventories, manuals, training Systems, and accounting Systems (collectively, the "Operating System") which restaurant and Operating Systems are identified by the service and trademarks "Grill" and "Daily Grill" and related words and symbols (collectively, "Existing Marks") identifying the Grill and Daily Grill restaurants and their goods and services.

     2.4. Owner and Manager desire to enter into this Agreement to provide for the obtaining of locations for the Grill and Daily Grill restaurants by Owner, and the management of those locations acquired by Manager as Grill or Daily
Grill restaurants, as the case may be, including a license of the Operating System and Existing Marks for such locations, all on the terms and conditions hereinafter set forth.

3.   Certain Definitions.
     --------------------

     In addition to the definitions set forth elsewhere herein, the terms set forth in this Article 3 will have the meanings set forth herein:

     3.1. License Rights. License Rights mean collectively the Operating System (defined in Section 2.3), the Existing Marks (also defined in Section 2.3), and the Marks.

     3.2. Marks. Marks includes the Existing Marks and such other tradenames, service marks, logo types, trade symbols, emblems, signs, logos, insignias, trademarks, designs, patents and copyrights as Manager owns or may hereafter acquire, develop, or adopt or designate for use in conjunction with the Operating System.

     3.3. Managed Outlet. Managed Outlet means each hotel's or approved location's restaurant, bar, room service, and/or banquet operations, which Owner and Manager agree to lease or manage pursuant to this Agreement.


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

     3.4. Owner Tax Deficiency. Owner Tax Deficiency means the extent that federal, state and local income taxes due by Owner or its shareholders on Owner's income if it is an S Corporation, are greater than Net Income After Manager Loan Payback before Owner Tax Deficiency and after Incentive Fee in each quarterly period, payable on a quarterly basis.

     3.5. Manager Loan Manager Loan shall mean the amounts loaned to Owner pursuant to this Agreement. The Manager Loan shall bear an interest rate of nine percent (9%) per year, simple interest The principal balance of the Manager Loan shall be repaid in full out of Net Income prior to any payment of Incentive Fee (defined in Section 9.2) or retention of cash by Owner. The Manager Loan principal balance shall be payable in full on the fifteenth (l5th) anniversary of this Agreement unless paid sooner at the election of Owner.

     3.6. Manager Loan Debt Service. Manager Loan Debt Service shall be calculated monthly as follows: the Manager Loan amount outstanding at the beginning of the month times nine percent (9%) interest divided by twelve (12).

     3.7. Required Capital Contribution. Required Capital Contribution for the purpose of this Agreement shall mean any Owner and/or Manager expenditure required by the agreement with the hotel, but not funded by the hotel, to (i) acquire such lease or management agreement, or (ii) for the expenditure of any sums for capital improvements to the Managed Outlet. The Required Capital Contribution shall not include Operating Expenses, Pre-opening Costs, or the Overhead Base Fee as defined herein. To the extent not paid for by the hotel, Manager shall be solely obligated to obtain the funds for the Required Capital Contribution through Manager Loans or loans or other financial arrangements to Owner by others ('Third Party Loan"). Third Party Loan interest payments shall be called "Third Party Loan Debt Service" for the purpose of this Agreement Third Party Loan principal payments shall be called "Third Party Loan Principal Payments" for the purpose of this Agreement. The Manager shall be obligated to guarantee Third Party Loans if required by the Lender.

     3.8. Start-up Period. Start-up Period means the period commencing with the investigation of any proposed Managed Outlet and ending with either the termination of such proposal or the date two (2) months after the opening to the public of such Managed Outlet.

     3.9. Pre-opening Costs. For the purpose of this Agreement, Pre-opening Costs shall include all Manager's and/or Owner's actual expenses, not including the Required Capital Contribution, incurred by Owner and/or Manager and not funded by the hotel, during the Start-up Period for any Managed Outlet. These Pre-opening Costs shall be accounted for in a manner consistent with Manager's non-hotel locations and consistent with generally accepted restaurant accounting principles except as otherwise specified herein. Preopening Costs shall not include allocations for overhead or home office expenes of Manager or the compensation of corporate salaried employees of the Owner or Manager. Pre-opening Costs shall not be included as Operating Expenses or in determining the amount of the Actual Monthly Overhead defined herein.

     3.10. Gross Receipts. Gross Receipts means for any time period all revenues, fees, and payments received by Owner and/or Manager in connection with or resulting from the Operations at all Managed Outlets, not including items specifically excluded from Gross Receipts as specified within each of the individual Managed Outlet Agreements with a hotel.

     3.11. Operating Expenses. Operating Expenses means the sum of the Managed Outlet Operating Expenses, Owner Operating Expenses, and Manager's Base Overhead Fee as defined herein. Managed Outlet Operating Expenses shall mean all expenses incurred in connection with the operation of all Managed Outlets as defined within the Managed Outlet Agreements, or if not defined within the Managed Outlet Agreements, then as is customary with Manager's non-hotel locations and consistent with generally accepted restaurant accounting procedures except as otherwise specified herein ("Managed Outlet Operating Expenses"). In addition, Operating Expenses shall include all bonafide expenses incurred by Owner in performing Owners obligations under this Agreement other than Pre-opening Costs ("Owner Operating Expenses"). However, no Owner shareholder salaries and or Owner shareholder distributions shall be deemed as Owner Operating Expenses for the purpose of this Agreement. The Manager Base Overhead Fee pursuant to this Agreement shall be deemed as Operating Expenses for the purpose of this Agreement but no other overhead or administrative allocation of Manager shall be allowed. For the purpose of this Agreement, Operating Expenses shall not include, Pre-opening Costs, Manager Loan Debt Service, Manager Loan Principal Payments, Third Party Debt Service, Third Party Loan Principal Payments, Required Capital Contribution, depreciation, amortization, goodwill, and Owner income taxes or Shareholder's of Owner income taxes.

     3.12 Operating Income. Operating Income means for any time period Gross Receipts less Operating Expenses.

     3.13. Net Income. Net Income for the purpose of this Agreement shall mean Operating Income less (i) Third Party Loan Debt Service and Third Party Loan Principal Payments due (including any final principal balance) and (ii) Manager Loan Debt Service due and (iii) Owner Tax Deficiency, if any.

     3.14. Operating Losses. Operating Losses shall mean if Net Income is less than zero in any month.

     3.15 Net Income After Manager Loan Payback. Net Income After Manager Loan Payback shall mean the remaining Net Income after the principal balance of the Manager Loan is repaid in full from Net Income.

4.   Owner Duties.
     ------------

     4.1. Owner shall seek locations in hotels (or elsewhere if approved by Manager) which require restaurants of the nature and quality of the Daily Grill or Grill and shall attempt to arrange with such hotels for the lease or management of the restaurant space in such hotels, which will normally include operating the food service for the hotel, including its restaurant, bar, room service, and, in some instances, banquet operations. Owner shall be responsible for negotiating such arrangement with the hotel and presenting such arrangement to Manager for its approval.

5.   Manager's Duties.
     ----------------

     5.1. Manager shall be obligated to consult with Owner with respect to potential locations with respect to the design and operation of a restaurant in such location and to approve or disapprove the terms and conditions of the agreement with respect to any location in its sole and absolute discretion. In the event Owner and Manager agree on the terms and conditions of an arrangement with a hotel, Owner will enter into a lease or management agreement with respect to such Managed Outlet, and Manager will enter into a management agreement with respect to such Managed Outlet with Owner and hotel, if required, on the terms and conditions set forth herein. At the execution of the agreement for each Managed Outlet, Manager and Owner shall execute an exhibit hereto agreeing to perform all the terms and conditions with respect to such agreement.


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

     5.2. In  connection  with all Managed  Outlets,  Manager  shall  manage and supervise all day to day operations of the Managed Outlet so that the Managed Outlets are operated to the same standards as Manager owned Grill's and Daily Grills. Manager shall provide, at its own expense, supervisory personnel as it deems necessary at its corporate offices to oversee management of the Managed Outlet. This shall include, but not be limited to, supervision of all of the following functions pertinent to the Managed Outlet: purchasing, facility maintenance, advertising and public relations, risk management, payroll processing, human resources, training of personnel, and all accounting functions such as accounts payable, cash management, sales tax returns, and periodic financial statements for each Managed Outlet as set forth herein. Manager shall be responsible for supervising all Managed Outlet design and construction and the retraining of all Managed Outlet employees and staff. Except for the Base Overhead Fee and Pre-opening Costs of home office personnel at the Managed Outlet as set forth herein, Manager shall be solely responsible for paying its own corporate overhead without further compensation, including its office expenses and wages and salaries and fringe benefits of its corporate personnel.

     5.3. During the Term, Manager shall be obligated to loan Owner any and all Pre-opening Costs and Operating Losses (including Owner Tax Deficiency) in the form of a Manager Loan as specified herein. In addition, Manager shall be obligated to loan any and all Required Capital Contribution in the form of a Manager Loan or Third Party Loan as specified herein. There can be no default by Owner under this Agreement for the failure to pay the Manager Loan until its final due date as it is the obligation of Manager to fund all Operating Losses.

     5.4. During the Term, Manager shall retain such employees and other personnel as are required in Manager's sole judgment for the Managed Outlet operations. All such on-site employees will be employees of Manager. Manager shall prepare the payroll for all employees of the Managed Outlet, and shall be solely responsible for all salaries, fringe benefits, bonuses (including store management bonuses), health insurance and disability insurance programs, employee taxes and worker's compensation insurance of the employees of the Managed Outlets. Manager shall be solely responsible for the determination of the employees' salaries, benefits and bonuses, which shall be reasonably set.
Manager shall have the sole responsibility to supervise, hire, fire and discipline, if necessary, all on-site employees.

     5.5. Manager shall have control and signature power over the bank accounts of the Managed Outlets and the full power and authority to disburse the funds necessary to operate the Managed Outlets. Manager shall promptly deposit in a bank or banks designated by Manager and approved by Owner in accounts established in Manager's name, any and all Gross Receipts received by Manager from the operations of the Managed Outlets. In no event will any moneys received from the operation of the Managed Outlets be commingled with any other funds. To the extent that Net Income After Manager Loan Payback is greater than zero (in accordance with sections 3.5 and 3.6 herein), Manager shall disburse the Net Income After Manager Loan Payback twenty-five percent (25%) to Owner and seventy-five percent (75%) to Manager for the Incentive Fee hereinafter defined) after maintaining reasonable reserves for the operation of the Managed Outlets.

     5.6. Manager shall, within fifteen (15) days of the end of each of its accounting periods, and thirty (30) days of the end of each calendar year, prepare a Statement of Operations for the Managed Outlets indicating the fiscal status of the Managed Outlets. Such Statement shall be consistent with the Statements provided by Manager for its other restaurant locations. Owner shall have the rights, at its expense, to audit all such Statements. Manager shall maintain complete books and records of all costs and expenses incurred and all income and receipts received in connection with the operation of the Managed Outlets at its office at 11611 San Vicente Boulevard, Los Angeles, California 90049. The books and records regarding the Managed Outlets shall be kept in a manner consistent with that maintained for its other restaurants unless otherwise specified herein. All such books and records, as well as all other books and records of Manager which relate to the Managed Outlets shall be available for inspection and audit by Owner or any of its officers, employees or agents at all reasonable times during normal business hours.

     5.7. During the term of the Agreement, Manager shall obtain, as an Operating Expense, insurance for the Managed Outlets of the same type and amount as it maintains for its own restaurant locations and as required by Owner's leases.

6.   Omitted

7.   Grant of License.
     ----------------

     7.1. Upon the terms and conditions set forth herein, Manager grants to Owner, and Owner accepts from Manager, the right, license, and privilege of utilizing the License Rights during the Term, solely and only in connection with operation of the Managed Outlets and only in such manner as Manager approves in writing. The License Rights extend only to the Managed Outlet. Owner will not make or authorize any direct or indirect use of any of the License Rights other than directly in connection with operation of the Managed Outlet, and only in such manner as Manager approves in writing. The license granted hereby shall be effective only during the Term of this Agreement and shall automatically end on the expiration or earlier termination of this Agreement. Manager may, from time to time, institute promotional and advertising material in connection with the Managed Outlets. All such promotion and advertising expenditures will be deemed Operating Expenses only to the extent such advertising is exclusively for the Managed Outlet unless otherwise approved by Owner in writing.

     7.2. Owner acknowledges and agrees that the License Rights shall at all times during the Term be the sole and exclusive property of Manager. Manager expressly retains and reserves all rights in and to each of the License Rights, subject only to the rights specifically granted to Owner herein. Owner further acknowledges and agrees that Owner has been granted the use of the License Rights solely for the duration of the Term and only in conjunction with the Managed Outlets, and that this Agreement is not intended as Manager's transfer or sale to Owner of any of the License Rights. Nothing contained in this Agreement shall be construed to prevent Manager from granting any other licenses for the use of any or all of the License Rights at any other location or from utilizing any of the License Rights in any manner whatsoever except as otherwise specified herein. Owner acknowledges that it will not acquire any rights whatsoever in any of Manager's goodwill and/or proprietary marks, including any of the License Rights, as a result of Owner's use thereof. Owner agrees that it shall not, during the Term or thereafter, take any actions which affect Manager's ownership of its proprietary marks, including License Rights or the validity thereof.

8.   Exclusivity.
     -----------

     8.1. During the term hereof, Manager shall directly or indirectly pursue the location of its Grill and Daily Grill restaurants in any hotel only through the arrangement with Owner as set forth herein, except as follows. In the event that Manager desires to locate a Grill or Daily Grill restaurant in a hotel and the Manager's capital investrnent, excluding any improvement allowance provided to Manager by the hotel or other third- party entity directly affiliated with the hotel, in that location will exceed the sum of One Million Dollars ($1,000,000) adjusted by the cost of living from January 1, 1998, using the Cost of Living Index of the Department of Labor for the area in which the hotel is located, then Manager may arrange for the location of the Grill or Daily Grill in such hotel free of any obligation under this Agreement. In the event anyone approaches Manager to locate a restaurant in a hotel and the Manager's capital investment, excluding any improvement allowance provided to Manager by the hotel and/or other third-party entity directly affiliated with the hotel, is less than the sum of One Million Dollars ($1,000,000) adjusted by the cost of living from January 1, 1998, using the Cost of Living Index of the Department of Labor for the area in which the hotel is located, Manager shall refer such party to Owner and such location may only be obtained through the arrangement set forth herein with Owner so long as Owner desires to acquire the lease or management agreement with respect to such location. In the event Manager presents a location for management agreement or lease to Owner, and Owner determines that it does not want to enter into a mangagement agreement or lease for such location, Manager may enter into a management agreement or lease for such location only if the management agreement or lease which Manager enters into for such location is on the same terms and conditions which have been rejected by Owner. Notwithstanding anything herein to the contrary, Manager may, as its sole discretion, reject any proposed location for an outlet of the Grill and/or Daily Grill.

     8.2. Owner and its shareholders shall not engage in the business of finding locations in hotels other than for Manager, except as set forth herein. In the event that Owner presents a location to Manager for an outlet of the Grill or Daily Grill, and Manager determines that it does not want to locate a Grill or Daily Grill at such location, then Owner's shareholders in another entity, may attempt to locate a restaurant in such location. Owner hereby agrees that it shall not own, lease or manage any assets except Managed Outlets for the Grill or Daily Grill due to the potential future combination of Manager and Owner as set forth herein.

     8.3. Wherever in Article 8 a proposal is made by Manager or Owner, it shall be made in writing, and a response shall be required within fifteen (15) days. The failure to respond shall be deemed a disapproval.

9.   Fees and Royalties.
     ------------------

     9.1. Base Overhead Fee. In consideration of Manager's agreement to perform its duties set forth herein, and in consideration of the license granted herein, Owner shall pay to Manager a Base Overhead Fee per outlet eqnal to $4,167 ($50,000 divided by 12) per monthly period.

     9.2. Owner shall pay to Manager, in addition to the Base Overhead Fee, an Incentive Fee equal to 75% of Net Income After Manager Loan Payback (as provided for in Sections 3.5 and 3.6 herein) for any period. The Incentive Fee shall be payable, on a monthly basis, upon the submission of the Statement of Operations.

10.  Corporate Acquisition.
     ---------------------

     10.1. At any time from and after five (5) years and nine (9) months from the date hereof, and subject to the Owner's prior rights pursuant to Section 10.2, the Owner shall have the right to cause the Manager to acquire all but not less than all, of the stock or assets of the Owner for the Agreed Purchase Price as defined below (such reorganization shall be referred to as an "Owner Reorganization"), and the Manager shall have the right to acquire all, but not less than all, of the stock or assets of the Owner for the Agreed Purchase Price (such reorganization being referred to as a "Manager Reorganization") (collectively, an Owner Reorganization and a Manager Reorganization are referred to as a "Reorganization"), on the terms and subject to the conditions set forth in this Section 10.

     10.1(a) In the event of a Reorganiation, Manager shall have the option of determining the form of Reorganization so long as the Manager uses commercially reasonable efforts to cause such Reorganization to qualify as a tax free reorganization under Section 368 of the Internal Revenue Code. Notwithstsnding the foregoing, the Owner, or Owner's shareholders shall be solely responsible for any tax liability payable by the Owner or Owner's Shareholders which may arise from the Reorganization should Manager be unable, for any reason, to structure the Reorganization as a tax free Reorganization.

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


     l0.l (b) (i) For purposes hereof, the Agreed Purchase Price shall be determined according to the following formula:

     AOP=25%x[(OIx 10)-L]

     AGP Agreed Purchase Price

     OI Operating Income of Owner for the twelve (12) month period ending on the Manager Reorganization Date, if the Reorganization is a Manager Reorganization, or the Owner Reorganization Date if the Reorganization is an Owner Reorganization.

     L The principal balance of any Manager Loans or Third Party Loans on the Manager Reorganization Date, if the Reorganization is a Manager Reorganization, or the Owner Reorganization Date if the Reorganization is an Owner Reorganization.

     (ii) For the purposes of determining the Agreed Purchase Price all Operating Income and any principal balance of Manager Loans and Third Party Loans relating to the Excluded Outlets, as defined herein, shall be excluded from the calculation of the Agreed Purchase Price. "Excluded Outlets" shall include the Burbank Airport Hilton Daily Grill and San Jose Hilton Daily and/or City Grill. If the San Jose Managed Outlet Agreement is renegotiated into a twenty (20) year agreement (including Owner option periods), the San Jose Managed Outlet will no longer be considered an Excluded Outlet and shall be included in the calculation of the Agreed Purchase Price at the time of Reorganization.

     (iii) For the purposes of determining the Operating Income, annual Owner Operating Expenses shall be averaged over the five (5) year period prior to the Reorganization by taking the sum of all Owners Operating Expenses over the five
(5) year period ending on the Manager Reorganization Date or Owner Reorganization Date, as appropriate, and dividing by five (5).

     (iv) As an example only, assuning that at the time of Reorganization, Operating Income for the prior twelve (12) month period, excluding the Operating Income of the Excluded Outlets, is $1,000,000, and the principal balance of all Manager Loans and Third Party Loans, excluding any outstanding loan balance for the Excluded Outlets, is $500,000, the Agreed Purchase Price shall be $2,375,000 [{($1,000,000 x 10) - $500,000} x 25%].

     10.1(c) Owner's right to cause an Owner Reorganizafion may be exercised by giving written notice ("Owner Reorganization Notice") to the Manager of such election effective on the last day of any month ("Owner Reorganization Date"), provided however, that if at the time of such notice Manager's common stock is traded on an established exchange or on Nasdaq or is quoted on the OTC Bulletin Board or the National Ouotation Bureau's "pink sheets" (collectively, an exchange"), (i) notice of the exercise of such option may only be given within thirty (30) days after the release of earnings by Manager for the latest fiscal quarter, and (ii) the closing price of Manager's common stock on such Exchange shall not be less than ten times (lOx) cash flow per share for the five consecutive trading days ending on the date of notice from the Owner. Notwithstanding the existence of a trading market in Manager's common stock on an Exchange, in the event of a "change of control", as defined hereinafter, the provisions of Section 10. l(c)(i) and (ji) shall not apply. For the purposes hereof; "cash flow per share" shall be defined as Manager's reported net income over last four completed fiscal quarters before all non-cash and non-recurring items including, but not limited to, such items as depreciation, amortization, new restaurant start-up costs and extraordinary items, divided by the weighted average of shares outstanding over such period.

     10.1(d) Manager's right to cause a Manager Reorganization may be exercised by giving written notice ("Manager Reorganization Notice") to the Owner of such election effective on the last day of any month, provided however, that such notice shall not become effective until the last business day of the fifteenth
(15th) calendar month after all Managed Outlets contracted on or before the Manager Reorganization Notice have been open for business to the public ("Manager Reorganization Date") and provided, further, that Manager may only cause a Manager Reorganization if (i) the Manager has received an opinion of counsel that the Manager Reorganization qualifies as a tax free transaction to the Owner, and/or its shareholders, under the Internal Revenue Code, or (ii) at the time of closing, there is a Liquid Market in the Manager's common stock, or
(iii) Manager agrees to adjust the Agreed Purchase Price in the manner described in Section l0.l(h)(ii) whereby the number of shares of common stock issuable by the Manager is reduced and cash is paid in lieu of such shares in an amount sufficient to pay the amount of federal, state and local income taxes on the Agreed Purchase Price. For purposes of this Section 10.1(d), a "Liquid Market" shall be deemed to exist if; and only it, there is adequate trading volume in the common stock of the Manager (based on the closing bid price of the Manager's common stock at Closing and the average daily trading volume of the Manager's common stock over the ten trading days immediately preceding the Closing, as reported by an Exchange) such that a sufficient number of shares may be sold over a thirty trading day period to pay the estimated federal, state and local income tax liability of the Owner, or the Owner's shareholders. Upon the giving of the Manager Reorganization Notice, Owner will no longer be allowed to enter into any new Managed Outlet agreements without the prior written consent of the Manager.

     10.1(e) Notwithstanding the receipt of a Manager Reorganization Notice exercising Manager's right to cause a Manager Reorganization, Owner may provide an Owner reorganization Notice exercising Owner's right to cause an Owner Reorganization in which case the Manager's Reorganization Notice shall be of no force or effect provided that the Owner Reorganization Date occurs prior to the Manager Reorganization Date.

     10.1(f) Upon receipt of a notice of Reorganization, the auditors for Owner shall compute the Agreed Purchase Price within thirty (30) days following delivery of an Owner Reorganization Notice or within thirty (30) days following the Manager Reorganization Date, as appropriate.

     10.1(g) Closing of the Reorganization ("Closing") shall occur within thirty
(30) calendar days after  determination of the Agreed Purchase Price pursuant to section 10.1(f).

     10.1(h) At Closing:

          (i) Owner, and/or Owner's shareholders, shall transfer to Manager all of the Outstanding securities, or all of the assets of Owner, as appropriate based on the structure of the Reorganization as determined pursuant to Section 10.1(a).

          (ii) Manager shall issue to Owner or Owner's shareholders, as appropriate, common stock of Manager ("Acquisition Stock") equal in value to the Agreed Purchase Price based on the average closing price of Manager's common stock for the ten (10) trading days prior to closing; provided however, that should Manager's stock not be listed on an Exchange at Closing, Manager shall pay the Agreed Purchase Price in common stock of the Manager based on the appraised value per share of the Manager's common stock as determined by an independent appraiser mutually acceptable to both Owner and Manager, provided that (other than in a Change of Control) the appraised value per share shall be no less than ten times (lOx) cash flow per share as determined in accordance with Section 10.1(c), and, provided
     further,   that  if  the   reorganization  is  not  tax  free  to  Owner's
     stockholders, the amount of Common Stock of the Manager shall be reduced and cash shall be substituted therefor in the amount of the federal, state, and local income taxes on the Agreed Purchase Price. For example, if the Agreed Purchase Price is $1,000,000, and the combined effective tax rate is 30%, $700,000 shall be in stock and $300,000 in cash.

          (iii) Manager shall assume all of the liabilities of the Owner, including the then outstanding principal amounts of any Manager Loans and Third Party Loans at the time of Closing.

     10.2. The following provisions regulate a change in control:

     10.2 (a) If at any time during the term of this Agreement, a Change in Control of Manager (as hereinalter defined in this Article 10), is contemplated or occurs, the provisions of this Article 10 shall become effective to allow Owner within thirty days after Manager notifies owner in writing of the Change in Control, to exercise its option to cause a corporate reorganization on, or after, the date on which such Change in Control occurs (the "Change in Control Date").

     10.2.(b) For the purpose of this Agreement, a "Change in Control" shall mean:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the lesser of the aggregate percentage holders of Robert Spivak, Michael Weinstock, Richard Shapiro, and Lewis Wolff or fifty percent (50%), but not less than twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of Manager (the "Outstanding Manager Common Stock") or (B) the combined voting power of the then outstanding voting securities of Manager entitled to vote generally in the election of directors (the "Outstanding Manager Voting Securities"); provided, however, that for purposes of this clause (i), the following acquisition shall not constitute a Change in Control: any acquisition by any corporation puruant to a transaction of which complies with clauses (A) and (B) of clause (iii) of this Section l0.4.(b); or

     (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Manager stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than tile Board; or

     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Manager (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding Manager Common Stock and Outstanding Manager Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Manager or all or substantially all of Manager's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Manager Common Stock and Outstanding Manager Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the stockholders of Manager of a complete liquidation or dissolution of Manager.

     10.3. Acquisition Stock shall be issued as follows:

     10.3.(a) Shareholders acknowledge that the Acquisition Stock delivered to the Shareholders at Closing will not be registered, but will be issued pursuant to appropriate exemptions from the Securities Act of 1933. Shareholders represent and warrant that they will be acquiring the Acquisition Stock for investment and not for distribution. The Shareholders will execute such documents and provide such information as may be required to enable the issuance of such stock by Manager to qualify for the applicable exemptions. Shareholders further acknowledge that the Acquisition Stock may be sold only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

     10.3 (b) Each certificate for the Restricted Securities shall be stamped or otherwise imprinted with a legend substantially in the following manner:

          The securities represented by this Certificate have not been registered under the Securities Act of 1933, nor under applicable State Securities Laws and may not be sold, transferred, or otherwise disposed of unless they have been registered under such laws or such disposition is in compliance with an available exemption from registration.

     10.3 .(c) Manager agrees, pursuant to the specific terms of the Registration Rights Agreement attached hereto as Exhibit to file a registration statement for the Acquisition Stock as soon as practical afler Closing on a Form S-3 Registration Statement, and to use its best efforts to cause such registration statement to become effective as soon as possible.

     10.4. Notwithstanding anything else in this Section 10, in the event the Manager or its shareholders sell substantially all of their assets or stock, as the case may be, causing a Change in Control and an exercise by Owner of its rights under Article 10, to a hotel or restaurant operator introduced to Manager by Owner, specifically including but not limited to Hilton Hotels Corporation, Starwood Hotels, Sunstone Hotels, CapStar Hotels, and Promus Hotels (collectively, the "Existing Introductions") then the minimum purchase price for Owner under this Article 10 which shall be paid to Owner's shareholders in stock of Manager or the acquiring company in the reorganization or for cash shall be the greater of: (i) Three Million Dollars ($3,000,000) and (ii) the Agreed Purchase Price. For the purpose of this section, any hotel and/or restaurant operators other than the Existing Introductions, shall be deemed introduced to Manager by Owner only upon the written acknowledgement for Manager to Owner to confirm same not to be unreasonably withheld.

11.  Termination.
     -----------

     Manager and Owner acknowledge that the decision to acquire and manage a Managed Outlet requires the commitment of both parties which may be given or refused in their sole and absolute discretion. However, it is their agreement that the terms and conditions of this agreement, specifically the exclusivity provisions, shall not terminate until fifteen (15) years from and after the date hereof (the "Term"). After fifteen (15) years from and after the date hereof, the terms and provisions of this agreement shall be terminated with respect to any future actions of either of the parties except as to any Managed Outlet which the parties have agreed to acquire and manage prior to the end of such fifteen (15) year period. For such Managed Outlets this agreement shall continue until such time as the lease or management agreement with respect to such Managed Outlet terminates, and each party shall be obligated to perform all of its obligations hereunder and under any such lease and management agreement for a Managed Outlet until the termination date of such lease or management agreement with respect to such Managed Outlet.

12.  Assignment.
     ----------

     Neither Manager nor Owner shall assign its rights or obligations under this Agreement without the prior written approval of the other party which approval may be granted or withheld in the sole and absolute discretion of the other party. Notwithstanding the foregoing, in the event that Manager disposes of all or substantially all of its assets in a sale or reorganization transaction, the transferee who continues to operate the company owned Daily Grill and Grill operations must assume the rights and obligations of Manager hereunder without releasing the Manager therefrom.

13.  Miscellaneous
     -------------

     13.1. The following indemnification provisions will apply:

     13.1 .(a) Manager agrees to defend, protect, indemnify, and hold harmless Owner and its Affiliates, and all of their respective officers, directors, employees, attorneys, consultants, and agents (collectively called the "Owner Indemnitees" and individually an "Owner Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements arising out of any act, event, transaction, or occurrence which occurred in or about the Managed Outlets arising or alleged to have arisen out of the acts, omissions or negligence of Manager or Manager's officers, directors, employee's consultants, consultants, or agents (collectively, the "Manager Indemnified Matters"), provided that Manager shall have no obligation to an Owner Indemnitee hereunder with respect to Manager Indemnified Matters directly caused by or a directly resulting from the negligence or criminal or willfull misconduct of Owner or any Owner Indemnitee or from Owner's violation of its obligations under this Agreement. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Manager shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Owner Indemnitee,

     13.l(b)If any claim is asserted against a Person which, if meritorious, would be fully or partially covered by any indemnity provided above, the indemnified party shall immediately notify Owner and Manager of such claim in writing. The indemnified party agrees not to settle, compromise, or take any other action in respect of such claim without the prior written approval of the indemnitor. To the extent that any claim is covered by any indemnity provided for above, the indemnitor will cause any claim asserted to be defended at the indemnitor's expense by counsel chosen by Owner who is reasonably acceptable to the indemnified party. Each indemnified party shall cooperate with the indemnitor and its counsel in the defense of any such claim.

     13. l.(c) Section 13 and all other indemnification provisions of this Agreement shall survive the expiration or termination of this Agreement and shall be binding upon, and inure to the benefit of, Owner, Manager, and their Affiliates, successors and assigns.

     13.1 .(d)The Owner and the Manager hereby covenant and agree that, except as required by law, they will not disclose the terms and conditions of this Agreement obtained in connection with exercising their rights under, or performing their obligations under, this Agreement, to any other person or entity without obtaining the prior written consent of the other party hereto to such a disclosure. Notwithstanding the foregoing, the Owner and the Manager acknowledge and agree that certain disclosures to their counsel, consultants, financing sources, partners, governmental authorities and certain other of their agents will be necessary in order to perform their respective obligations under this Agreement. The obligations set forth in this Section shall survive the expiration or termination of this Agreement.

     13.2. This Agreement shall inure to the benefit of; and be binding upon, the parties hereto, their respective permitted heirs, legal representatives, successors and assigns.

     13.3. This document contains the entire agreement between Manager and Owner with respect to the management of the Managed Outlets and supersedes any and all prior or contemporaneous agreements or understandings, whether written or oral.

     13.4. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Califomia.

     13.5. This Agreement may be amended or modified only by written instrument duly executed by Manager and Owner.

     13.6. Any notice, demand or request provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given: (a) upon receipt, if hand delivered; (b) five (5) days after deposit thereof at any main or branch United States Post Office, if sent by United States registered or certified mail, return receipt requested; (c) on the first business day following deposit thereof at the office of a nationally recognized overnight delivery service, if sent by such service; or (d) upon confirmation of receipt, if sent by facsimile, addressed as follows:

         To Manager:           Grill Concepts, Inc.
                               11661 San Vicente Boulevard
                               Suite 404
                               Los Angeles, California 90049

         With copies to:       Herzog Fisher Grayson and Wolfe, L.C.

                               9460 Wilshire Boulevard
                               Fifth Floor
                               Beverly Hills, California 90212

         To Owner:             Hotel Restaurant Properties, Inc.

                               c/o Wolff DiNapoli

                               11828 La Grange Avenue
                               Suite 200

                               Los Angeles, California 90025

         With a copy to:       Greenberg Glusker Fields Claman & Machtinger LLP
                               1900 Avenue of the Stars
                               Suite 2100
                               Los Angeles, California 90067
or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

     13.7. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity; legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect, and of the remaining provisions, paragraphs, words, clauses, phrases or sentences of this Agreement, shall not be in any way impaired, it being the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by law.

     13.8. Time is of the essence of this Agreement and each and every provision hereof. If the performance of any obligation required hereunder or the last day of any time period as determined in accordance with the terms and provisions hereof is to occur on a Saturday, Sunday or legal holiday under the laws of the United States or of the State of California, then the day on which the performance of any such obligation is to occur or the last day of any such time period, as the case may be, shall be extended to the next succeeding business day.

     13.9. This Agreement man be executed in any number of counterparts, any or all of which may contain the signature of any one of the parties and all of which shall be construed together as a single instrument. A facsimile copy or photocopy of this Agreement containing a facsimile copy or photocopy of the signatures or initials of any party shall be deemed to be sufficient evidence of that party's action or intent

     13.10. In connection with any litigation or dispute arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and costs.

     13.11. The Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

     13.12. None of the obligations hereunder of either party shall run to, or be enforceable by, any party other than the other party to this Agreement or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.

     13.13. Manager shall in all respects be deemed to be an agent, whose agency is coupled with an interest, and nothing contained herein shall be deemed or construed by the parties hereto nor by any third party, as creating the relationship of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Management Fees nor any other provision contained herein nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Owner and Manager. The agents or employees of Owner shall not be considered or held out to be agents or employees of Manager, and Owner may not negotiate or enter into any agreement that purports to bind
Manager or incur any liability in the name of, or on behalf of, Manager. Manager, as agent of Owner, shall only be allowed to act as such agent to carry out the purposes of this Agreement and for no other purpose.

     13.14. Any controversy, claim or dispute arising out of or in any way relating to this Agreement or the alleged breach thereof shall be determined by binding arbitration by a retired California Superior Court or Court of Appeal Judge selected by the American Arbitration Association under its commercial arbitration rules ("Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference.
California Code of Civil Procedure Sec. 1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this
Section 13.14.

     13.15. The shareholders of Owner shall have no personal liability under any theory for the Manager Loan or Third Party Loans, unless such shareholders specifically guarantee such loans in writing.

     13.16. The parties acknowledge that Manager has been represented by Herzog Fisher Grayson & Wolfe, Law Corporation ("HFG&W") in connection with this Agreement and that Greenberg Glusker Fields Claman & Machtinger LLP has represented Owner in connection with this Agreement In view of the fact that HFG&W (and/or one or more of its individual members) has in the past rendered legal services to and represented and will continue to render legal services to, represent and/or be involved with the Owner and Manager and/or with their representative shareholders, directors and officers in connection with other matters, there is a potential for conflicts of interest. The parties acknowledge that they are aware of such conflicts of interest and the potential adverse effects to them which may result therefrom, and, notwithstanding same, hereby consent to HFG&W's representation of Manager in conjunction with preparation of this Agreement and waive any potential conflicts of interest with respect to or against HFG&W in connection therewith.

     IN WlTNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        "OWNER"

                                        HOTEL RESTAURANT PROPERTIES, INC.,
                                        a California corporation

                                        By: /s/ Keith M. Wolff
                                           -------------------------------------
                                           Keith M. Wolff
                                        Its:President

                                        "MANAGER"

                                        GRILL CONCEPTS, INC.,
                                        a Delaware corporation

                                        By:/s/ Bob Spivak
                                           -------------------------------------
                                           Bob Spivak
                                        Its: President

August 10, 1998




Grill Concepts, Inc.
Suite 404
11661 San Vicente Boulevard
Los Angeles, CA 90049

     Re: Excluded Outlets

Gentlemen:

     Grill Concepts, Inc. ("Manager") and Hotel Restaurant Properties, Inc. ("Owner") are parties to that Certain Agreement dated concurrently herewith (the "Agreement"). All defined terms herein are as defined in the Agreement. Pursuant to the Agreement, in the event an acquisition of Owner by Manager occurs pursuant to Section 10 of the Agreement, there are certain Excluded Outlets which are not included for purposes of the calculation of the Agreed Purchase Price.

     This letter will set forth our agreement that in the event such an acquisition occurs, Manager shall continue to pay to the former shareholders of Owner 25% of the Net Income After Manager Loan Payback for the Excluded Outlets for the remaining term of the Manager's occupancy and operation of a restaurant in those Excluded Outlets. For purposes of computing the Net Income Afier Manager Loan Payback, the parties will assume that the Agreement applies. Please indicate your agreement to the foregoing by executing the enclosed copy of this letter and returning it to the undersigned.

                                             Very truly yours,

                                             HOTEL RESTAURANT PROPERTIES, INC.

                                            By:
                                               ---------------------------------

                                            By:
                                               ---------------------------------


AGREED AND ACCEPTED:
GRILL CONCEPTS, INC.

By:
   -----------------
By: President